UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2010 (October 30, 2009)
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bellevue Way NE, Suite 400 Bellevue, WA 98004	425-462-2556	V6N 3E6
(Address of principal executive offices)	Registrant's telephone number, including area code	(Zip Code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

On January 22, 2010, we came to an agreement with Dusford Overseas International to terminate our consulting arrangement with them.  Under the terms of the consulting agreement, Dusford Overseas International was entitled to a monthly cash payment of $10,000 and an aggregate issuance of 2,250,000 warrants.  Pursuant to the termination, Dusford has surrendered the 2,250,000 warrants which were exercisable at $0.50.

Item 3.02                      Unregistered Sale of Equity Securities

In October 2009, we converted approximately $225,000 in outstanding debt to a non-related third party into 265,000 shares of our common stock.  We issued the shares to a person outside of the United States relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act and/or Regulation S thereunder.

On December 3, 2009, we entered into a retainer agreement pursuant to which we would issue warrants convertible into 400,000 shares of our common stock in exchange for services to be rendered.  The warrants are issuable in equal installments over a twelve month period.  The warrants are exercisable until the earlier of five years from their issuance or 90 days from the termination of the retainer agreement, and half of the warrants are exercisable at $0.60 and half are exercisable at $0.50.  We issued the warrants relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act.

On December 17, 2009, we entered into three consulting agreements pursuant to which we would issue warrants convertible into 1,900,000 shares of our common stock in exchange for services to be rendered.  The warrants are issuable in equal installments over a twelve month period.  The warrants are exercisable until five years from their issuance, and half of the warrants are exercisable at $0.60 and half are exercisable at $0.50.  We issued the warrants relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act.

On December 17, 2009, we entered into three consulting agreements pursuant to which we would issue 450,000 shares of our common stock in exchange for services to be rendered.  We issued the warrants relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act.

Item 8.01.                      Other Events.

On February 1, 2010, we issued a press release announcing that we signed a Letter of Intent to enter into an R&D collaboration effort with Aeras Global TB Vaccine Foundation, a non-profit product development partnership dedicated to the development of effective tuberculosis vaccine regimens. The overall goal of this collaboration will be to evaluate the efficacy of TAP in concert with novel vaccine vectors encoding TB immunogens under development at Aeras with the aim of advancing suitable candidates to clinical development. Aeras will conduct all pre-clinical development studies.

The information in the press release is being furnished, not filed, pursuant to this Item 8.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by us under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in Item 8.01 of this Report is not intended to, and does not, constitute a determination or admission by us that the information in this Item 8.01 is material or complete, or that investors should consider this information before making an investment decision with respect to any of our securities.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release, dated February 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By: /s/ Denis Corin
Denis Corin
President

February 5, 2010